Superconductor Technologies Inc. Announces First Quarter 2007 Results

SANTA BARBARA, Calif., May 9 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter ended March 31, 2007.
Total net revenues for the first quarter were $4.2 million, compared to $5.3 million in the fourth quarter of 2006 and $4.8 million in the year ago first quarter. Net commercial product revenues for the first quarter of 2007 were $3.5 million, compared to $4.3 million in the fourth quarter of 2006 and $4.5 million in the first quarter of 2006. Government and other contract revenue totaled $649,000 during the 2007 first quarter, compared to $1.0 million in fourth quarter of 2006 and $342,000 during the year ago period.
"We achieved several significant milestones in the quarter we believe better position us for long-term growth," said Jeff Quiram, STI's president and chief executive officer. "We are working closely with various geographic markets of a Tier 1 carrier on the first stage of commercial deployment of our approved products. In addition, following the completion of successful trials with another Tier 1 carrier, we received orders in the first quarter. Finally, our recent $4.7 million contract win with the U.S. Air Force extends our technology to a new innovative solution. This contract represents the first step in our strategic initiative to sell STI products to the U.S. government in the future."
Net loss for the first quarter was $2.9 million, as compared to a net loss of $1.6 million in the fourth quarter of 2006 and $3.2 million in the first quarter of 2006. Net loss per diluted share was $0.24 compared to a net loss of $0.13 per diluted share in the fourth quarter of 2006 and a net loss per diluted share of $0.26 in the year ago period.
As of March 31, 2007, STI had $7.9 million in working capital, including $3.1 million in cash and cash equivalents. As of March 31, 2007, STI had a commercial product backlog of $63,000 compared to $75,000 at the end of the fourth quarter of 2006 and $400,000 at the end of the year-ago quarter.

Investor Conference Call
STI will host an investor conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, May 9, 2007. The call will be accessible live by dialing 800-257-6607 at least 10 minutes before the start of the conference. International participants may dial 303-262-2005. No pass code is required. A telephone replay will be available for two days, until midnight ET on May 11 by dialing 800-405-2236 or 303-590-3000, and entering pass code 11089096#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

About Superconductor Technologies Inc. (STI)
STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(R) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(TM) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.
For information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Annual Report on Form 10-K for 2007. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2006. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward- looking statements.

Contact
For further information please contact Investor Relations, invest@suptech.com, Kirsten Chapman or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

- Tables to Follow -

SUPERCONDUCTOR TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 1, 2006	March 31, 2007

Net revenues:
Commercial product revenues	$4,490,000	$3,534,000
Government and other contract revenues	342,000	649,000
Sub license royalties	8,000	--

Total net revenues	4,840,000	4,183,000

Costs and expenses:
Cost of commercial product revenues	3,858,000	3,902,000
Contract research and development	304,000	445,000
Other research and development	1,301,000	913,000
Selling, general and administrative	2,717,000	1,901,000

Total costs and expenses	8,180,000	7,161,000

Loss from operations	(3,340,000)	(2,978,000)

Interest income	127,000	52,000
Interest expense	(13,000)	(11,000)

Net loss	$(3,226,000)	$(2,937,000)

Basic and diluted loss per common share	$(0.26)	$(0.24)

Weighted average number of common
shares outstanding	12,483,367	12,483,367

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS	December 31,	March 31,
	2006	2007
Current Assets:
Cash and cash equivalents	$5,487,000	$3,149,000
Accounts receivable, net	1,535,000	1,975,000
Inventory, net	5,978,000	4,596,000
Prepaid expenses and other current
assets	507,000	912,000
Total Current Assets	13,507,000	10,632,000

Property and equipment, net of
accumulated depreciation of $18,599,000
and $19,134,000, respectively	5,770,000	5,263,000
Patents, licenses and purchased
technology, net of accumulated
amortization of $1,391,000 and
$1,473,000, respectively	2,405,000	2,359,000
Other assets	222,000	216,000
Total Assets	$21,904,000	$18,470,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,725,000	$1,383,000
Accrued expenses	1,610,000	1,385,000
Current portion of capitalized lease
obligations and long term debt	14,000	9,000
Total Current Liabilities	3,349,000	2,777,000

Capitalized lease obligations and
long term-debt	--	--
Other long term liabilities	604,000	589,000
Total Liabilities	3,953,000	3,366,000

Stockholders' Equity:
Preferred stock, $.001 par value,
2,000,000 shares authorized, none
issued and outstanding	--	--
Common stock, $.001 par value,
250,000,000 shares authorized,
12,483,367 shares issued and
outstanding	12,000	12,000
Capital in excess of par value	208,825,000	208,915,000
Notes receivable from stockholder net	(27,000)	(27,000)
Accumulated deficit	(190,859,000)	(193,796,000)
Total Stockholders' Equity	17,951,000	15,104,000

Total Liabilities and Stockholders'
Equity	$21,904,000	$18,470,000

Note - December 31, 2006 balances were derived from audited financial statements

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 1, 2006	March 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,226,000)	$(2,937,000)
Adjustments to reconcile net loss
to net cash used in operating
activities:
Depreciation and amortization	713,000	617,000
Warrants-Options	51,000	90,000
Provision for excess and obsolete
inventories	90,000	90,000
Changes in assets and liabilities:
Accounts receivable	631,000	(440,000)
Inventory	(1,658,000)	1,292,000
Prepaid expenses and other
current assets	152,000	(405,000)
Patents, licenses and purchased
technology	(13,000)	(36,000)
Other assets	38,000	6,000
Accounts payable, accrued expenses
and other long-term liabilities	(339,000)	(583,000)
Net cash used in operating
activities	(3,561,000)	(2,306,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(159,000)	(45,000)
Proceeds from sale of PP&E	--	18,000
Net cash used in investing activities	(159,000)	(27,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(4,000)	(5,000)
Net cash used in financing activities	(4,000)	(5,000)

Net decrease in cash and cash equivalents	(3,724,000)	(2,338,000)
Cash and cash equivalents at
beginning of period	13,018,000	5,487,000
Cash and cash equivalents at
end of period	$9,294,000	$3,149,000

SOURCE Superconductor Technologies Inc.
CONTACT: Investor Relations, Kirsten Chapman or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777,  invest@suptech.com, both for Superconductor Technologies Inc.
Web site: http://www.suptech.com